UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018 (February 28, 2018)
FGL HOLDINGS
(Exact name of registrant as specified in its charter)

Cayman Islands	001-37779	98-1354810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sterling House 16 Wesley Street Hamilton HM CX, Bermuda
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 445-6758

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2018, the board of directors of FGL Holdings (the “Company”) appointed Mr. Thomas J. Sanzone as a Class A director of the Company. As a Class A director, Mr. Sanzone’s term will continue until the Company’s 2020 Annual Shareholder Meeting.

Mr. Sanzone has been the Chief Executive Officer of Black Knight, Inc. and its predecessors, a premier provider of software and data and analytics to the mortgage and consumer loan, real estate, and capital markets verticals, since December 2014. Prior to joining Black Knight, Inc., formerly Black Knight Financial Services, Mr. Sanzone was Executive Vice President at Booz Allen Hamilton, where he led the firm’s commercial services business, from 2011 until 2014. Mr. Sanzone also previously held senior-level positions at Merrill Lynch, Credit Suisse, Citigroup, and Saloman Brothers. In 2015, HousingWire recognized Mr. Sanzone with its HW Vanguard Award, and the Jacksonville Business Journal selected Tom for its Ultimate CEO award. In 2016, Tom was also recognized by Ernst & Young as EY Entrepreneur of the Year – Florida (Technology Category). Tom earned his bachelor’s degree in computer science from Hofstra University, which presented him in 2014 with the Alumnus of the Year award.

There is no arrangement or understanding between Mr. Sanzone and any other person pursuant to which he was selected as a director. Mr. Sanzone will receive compensation payable to non-employee directors serving on the board of directors.
Item 8.01        Other Events
On February 28, 2018, the board of the directors of the Company approved March 28, 2018 as the record date for determining shareholders entitled to vote at the annual general meeting, which will be held on Wednesday, May 9, 2018 at 1:00 p.m. Eastern Standard Time at the Ritz Carlton, Grand Cayman, Cayman Islands.
The date of the annual general meeting has been changed by more than 30 days from the anniversary date of the 2017 extraordinary general meeting in lieu of annual general meeting. In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholder proposals for inclusion in the Company’s proxy statement for the annual general meeting pursuant to Rule 14a-8 must be received by the Company at its principal executive at offices Sterling House, 16 Wesley Street, Hamilton HM CX, Bermuda not later than March 12, 2018. Shareholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 under the Exchange Act.
In accordance with the Company’s amended and restated articles of association, advance notice of a shareholder’s proposal to be brought before an annual general meeting or nominations of persons for election as directors of to be made at an annual general meeting must be received by the Company at its principal executive offices at Sterling House, 16 Wesley Street, Hamilton HM CX, Bermuda not later than March 12, 2018. Each shareholder’s notice must comply with the requirements of the Company’s amended and restated articles of association.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 6, 2018	FGL HOLDINGS

By: /s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Secretary and General Counsel